EXHIBIT 10.1

November 18, 2015

Pioneer Power Solutions, Inc.

Pioneer Electrogroup Canada Inc.

400 Kelby Street, 9th Floor

Fort Lee, NJ  07024

Attention:Andrew Minkow

Re:LIMITED DURATION WAIVER AND CONSENT LETTER

Gentlemen:

Reference is hereby made to that certain Credit Agreement dated as of June 28, 2013, as amended (the “Credit Agreement”), between Pioneer Power Solutions, Inc. (the “US Borrower”), the Guarantors party thereto and Bank of Montreal (the “Bank”), acting through its Chicago branch, and to that certain Amended and Restated Letter Loan Agreement dated as of June 28, 2013, as amended, among Pioneer Electrogroup Canada Inc., a Quebec corporation (“PECI”)  as borrower (the “Canadian Borrower”), and the Bank (“PECI Letter Loan Agreement”).  Capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

The US Borrower has disclosed to the Bank on November 4, 2015 that it failed to pay payroll taxes to the Internal Revenue Service (“IRS”) for approximately 22 months prior to the date of this letter (such liability to the IRS being referred to as the “Payroll Tax Liability”).  In addition, based on the September 30, 2015, draft financial statements and covenant forecast furnished by the US Borrower to the Bank, the Loan Parties and their Subsidiaries were not able to comply with the financial covenant levels set forth in Section 8.23(e) as of September 30, 2015, and the Loan Parties and their non-Canadian Subsidiaries were not in compliance with respect to the Total Leverage Ratio covenant set forth in Section 8.23(a) of the Credit Agreement and the Fixed Charge Coverage Ratio covenant set forth in Section 8.23(c) of the Credit Agreement.  Each such event, along with the default by the Canadian Borrower set forth in the next paragraph, constitutes an Event of Default under Section 9.1 of the Credit Agreement.

In addition, based on the draft financial statements for the quarter ending September 30, 2015 submitted to the Bank, the Canadian Borrower is in default to comply with the financial assistance restrictions set forth in paragraph 1.5 of Schedule VI (Negative Covenants) of the

PECI Letter Loan Agreement. Such default along with the events of default of the US Borrower under the Credit Agreement constitute Events of Default under the PECI Letter Loan Agreement.

The US Borrower, the Canadian Borrower and the Guarantors under the Credit Agreement and the PECI Letter Loan Agreement (collectively, the “Obligors”) have requested that the Bank waive the defaults described in the two prior paragraphs (the “Existing Defaults”).  The US Borrower has also requested that PECI be permitted to borrow up to US$3,000,000 under Facility A under the PECI Letter Loan Agreement (subject to availability under the monthly margin requirement set forth in the PECI Letter Loan Agreement) and on-lend those proceeds to the US Borrower for working capital purposes and to pay a portion of the Payroll Tax Liability (the “Intercompany Loan”).

The Bank hereby waives the Existing Defaults through January 31, 2016 and only through January 31, 2016, subject to the Obligors’ strict compliance with the following conditions:

(a)Conditions for the Intercompany Loan.  The Bank hereby consents to the Intercompany Loan provided that the advance to PECI to make such Intercompany Loan will be deemed to be a US Base Rate advance bearing interest at the US Base Rate plus 2.50% per annum under the PECI Letter Loan Agreement and will be fully secured by all Security Documents referred to in such PECI Letter Loan Agreement. The amount of financial assistance (by way of loan, guarantee or otherwise) set forth in paragraph 1.5 of Schedule VI (Negative Covenants) of the PECI Letter Loan Agreement to any of the persons enumerated in the said paragraph 1.5 will be amended to provide for a maximum aggregate amount which is comprised of an amount of US$4,115,641 (the aggregate amount of financial assistance as of June 30, 2015) plus the principal amount of the Intercompany Loan up to US$3,000,000.    Until the Bank receives the updated 13 week cash flow forecast as provided in (c) on or before December 1st, 2015 and that the Bank has declared itself satisfied therewith, PECI will not be entitled to draw an amount greater than US$750,000 under Facility A for the purpose of making advances under the Intercompany Loan to the US Borrower  (“Interco Loan Drawing”).  PECI will not make any Interco Loan Drawing unless it has received the specific written authorization of the Bank for each drawing. In order for the Bank to consider any such drawing, PECI will need to submit to the Bank, at least two (2) Business Days before any proposed drawing, a notice of borrowing signed by Nathan Mazurek and Andrew Minkow of PECI together with a list of the invoices/items/payables the US Borrower intends to pay with such drawing and the reason for such payments.

(b)Bank’s Financial Advisor.  The Bank shall have the right to engage on its own behalf a financial advisor to evaluate the financial condition, operating performance, and business prospects of the Obligors and to perform such other information gathering or evaluation acts as may be reasonably requested by the Bank, and the costs and expenses of such financial advisor shall be borne by the Obligors and constitute part of the Obligations.  Each Obligor shall take reasonable steps to make available to such financial advisor and its representatives such information respecting the financial condition, operating performance, and business prospects of such Obligor as may be reasonably requested and shall make its officers, employees, and independent public accountants available with reasonable prior notice to discuss such information with such financial advisor and its representatives.

(c)Cash Flow and Variance Reports.  No later than Tuesday of each week (beginning December 1st, 2015), the US Borrower shall provide to the Bank an updated 13‑week cash flow forecast showing projected cash receipts and cash disbursements (including referencing line item sources and uses of cash) of the US Borrower and its Subsidiaries over the following 13‑week period, together with a reconciliation of actual cash receipts and cash disbursements of the US Borrower and its Subsidiaries from the prior week against the prior week forecast and showing any deviations on a cumulative basis and providing a written explanation of the variances), prepared by the US Borrower and in form and substance, and with such detail, as the Bank may request.

(d)Monthly Reporting.

(i) US Credit Agreement Reporting.  Commencing with the month ending November 30, 2015, the US Borrower shall provide the financial reporting required by Section 8.5(b) of the Credit Agreement for the four quarters of each fiscal year within 45 days after the last day of each quarter and shall also provide the Bank, for non-quarter-end months, with balance sheets and statements of income, on a consolidated and non-consolidated basis, within 30 days of the last day of each month.

(i) PECI Letter Loan Agreement Reporting.  Commencing with the month ending November 30, 2015, the Canadian Borrower shall provide the financial reporting required by clause (b) of the Reporting Requirements section of the PECI Letter Loan Agreement for the four quarters of each fiscal year within 45 days after the last day of each quarter and shall also provide the Bank, for non-quarter-end months, with balance sheets and statements of income, on a consolidated and non-consolidated basis, within 30 days of the last day of each month.

(e)No Permitted Acquisitions.  Notwithstanding the terms of the Credit Agreement, the US Borrower shall not be permitted to do any Acquisitions.

(f)Payroll Tax Liability.  The US Borrower shall deliver to the Bank copies of any agreements and communications with the IRS promptly upon receiving or sending the same.

(g)Default Rate Pricing In Effect.    Notwithstanding the waivers contained herein, from and after November 16, 2015,  (i) the Obligations under the Credit Agreement shall bear interest at the default rate as provided in Section 2.9 thereof until the Bank has advised in writing to the contrary, (ii) the Borrower will not be permitted to continue Eurodollar Loans with Interest Periods of longer than one (1) month, nor convert any U.S. Prime Rate Loans into Eurodollar Loans with Interest Periods of longer than one (1) month, (iii) all outstanding advances under the PECI Letter Loan Agreement shall bear interest at the default rate set forth in the PECI Letter Loan Agreement;   (iv) PECI will not be permitted to make any advances at LIBOR with an interest period in excess of one (1) month and (v) Any LIBOR advance or bankers acceptances under the PECI Letter Loan Agreement shall bear interest at the applicable rate set forth in such PECI Letter Loan Agreement plus 2% per annum.

(h)Acknowledgement.  The US Borrower acknowledges and agrees that the principal balance (excluding interest and fees) owed to the Bank under the Credit Agreement as of November 16, 2015 was US$14,553,325.24, as further detailed in Annex “A”. Also, PECI acknowledges and agrees that the principal balance (excluding interest and fees) owed to the Bank under the PECI Letter Loan Agreement as of November 16, 2015 was CAN$567,421.81 and US$1,758,490.68, as further detailed in Annex “B”.

This consent and waiver is limited to the matters and for the periods expressly set forth above.  By its execution of this letter, the Obligors agree that they remain obligated to comply with the terms of the Credit Agreement and PECI Letter Loan Agreement, and that the Bank shall not be obligated in the future to waive any provision of the Credit Agreement or the PECI Letter Loan Agreement.  On January 31, 2016, this waiver shall become null and void and from and after such date, the Bank shall have all of the rights available to it as a result of the Existing Defaults all as though this waiver had never been granted, unless a further amendment or waiver is granted pursuant to the Credit Agreement and the PECI Letter Loan Agreement.

Except as specifically waived hereby, all of the terms and conditions of the Credit Agreement and the PECI Letter Loan Agreement stand and remain in full force and effect.  This waiver letter shall be effective upon the execution and delivery hereof by the Bank and the Obligors.  Please provide your consent to the conditions set forth in this waiver letter to the Bank by no later than November 20, 2015.

This waiver letter may be executed in any number of counterparts, and by different parties on separate counterpart signature pages, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.  Delivery of a counterpart hereof by facsimile transmission or by e‑mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

This waiver letter is entered into between us as of the date and year first above written.

BANK OF MONTREAL, acting through its Chicago Branch

By	/s/ Randon Gardley
Name	Randon Gardley
Title	Vice President

BANK OF MONTREAL

By	/s/ Doreen Peters
Name	Doreen Peters
Title	Sr. Account Manager

By	/s/ Derek Tsang
Name	Derek Tsang
Title	Sr. Account Manager

[SIGNATURE PAGE TO WAIVER LETTER]

This waiver letter is acknowledged and agreed to as of the date and year first above written.

PIONEER POWER SOLUTIONS, INC.

By	/s/ Nathan Mazurek
Name	Nathan Mazurek
Title	President

By	/s/ Andrew Minkow
Name	Andrew Minkow
Title	Chief Financial Officer

PIONEER ELECTROGROUP CANADA INC.

By	/s/ Nathan Mazurek
Name	Nathan Mazurek
Title	President

By	/s/ Andrew Minkow
Name	Andrew Minkow
Title	Chief Financial Officer

JEFFERSON ELECTRIC, INC.

By	/s/ Nathan Mazurek
Name	Nathan Mazurek
Title	President

By	/s/ Andrew Minkow
Name	Andrew Minkow
Title	Chief Financial Officer

[SIGNATURE PAGE TO WAIVER LETTER]

PIONEER CRITICAL POWER INC.

By	/s/ Nathan Mazurek
Name	Nathan Mazurek
Title	President

By	/s/ Andrew Minkow
Name	Andrew Minkow
Title	Chief Financial Officer

PIONEER CUSTOM ELECTRICAL PRODUCTS CORP.

By	/s/ Nathan Mazurek
Name	Nathan Mazurek
Title	President

By	/s/ Andrew Minkow
Name	Andrew Minkow
Title	Chief Financial Officer

TITAN ENERGY SYSTEMS INC.

By	/s/ Nathan Mazurek
Name	Nathan Mazurek
Title	President

By	/s/ Andrew Minkow
Name	Andrew Minkow
Title	Chief Financial Officer

[SIGNATURE PAGE TO WAIVER LETTER]

Annex A

Pioneer Power Solutions Inc: Outstanding Borrowings as of November 16, 2015
Credit Facility	Borrowings in CAD	Borrowings in USD
Revolving Facility; Revolving Credit Line	$ 0.00	$ 9,707,920.90
Term Loan Facility	$ 0.00	$ 4,812,500.00
Corporate MasterCard	$ 0.00	$ 32,904.34
Total Borrowings	$ 0.00	$ 14,553,325.24

Annex B

Pioneer Electrogroup Canada Inc: Outstanding Borrowings as of November 16, 2015
Credit Facility	Borrowings in CAD	Borrowings in USD
Facility A: Revolving Demand Loan	$0.00	$902,490.68
Facility B: 5 year Term Loan	$565,546.46	$0.00
Facility C: 5 year Term Loan	$0.00	$856,000.00
Facility D: Corporate MasterCard	$1,875.35	$0.00
Total Borrowings	$567,421.81	$1,758,490.68